Exhibit 10.2

Execution Version

PLEDGE AND SECURITY AGREEMENT

DATED AS OF December 19, 2019

AMONG

BETTER CHOICE COMPANY INC.,
as Borrower

CERTAIN SUBSIDIARIES OF BETTER CHOICE COMPANY INC.
FROM TIME TO TIME PARTY HERETO
as Grantors

and

BRIDGING FINANCE INC.,
as Administrative Agent

TABLE OF CONTENTS (continues)		Page

SECTION 8	ADMINISTRATIVE AGENT	42

SECTION 9	CONTINUING SECURITY INTEREST; TRANSFER OF LOANS	43

SECTION 10	STANDARD OF CARE; ADMINISTRATIVE AGENT MAY PERFORM	43

SECTION 11	MISCELLANEOUS	44

SCHEDULE 4.1	— INFORMATION

SCHEDULE 4.2	— LOCATION OF EQUIPMENT AND INVENTORY

SCHEDULE 4.4	— INVESTMENT RELATED PROPERTY

SCHEDULE 4.6	— DESCRIPTION OF LETTERS OF CREDIT

SCHEDULE 4.7	— INTELLECTUAL PROPERTY - EXCEPTIONS

SCHEDULE 4.8	— COMMERCIAL TORT CLAIMS

EXHIBIT A	— PLEDGE SUPPLEMENT

ii

This PLEDGE AND SECURITY AGREEMENT, dated as of December 19, 2019 (this “Agreement”), among BETTER CHOICE COMPANY INC., a Delaware corporation (“Borrower”), CERTAIN SUBSIDIARIES OF BORROWER from time to time party hereto as grantors (such Subsidiaries, together with Borrower, the “Grantors”), the Lenders from time to time a party hereto, and BRIDGING FINANCE INC., as administrative agent for the Secured Parties (as herein defined) (in such capacity as administrative agent, “Administrative Agent”).

RECITALS:

WHEREAS, reference is made to that certain Loan Facilities Letter Agreement, dated as of the date hereof (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Facilities Agreement”), by and between Borrower, Holdings, certain Subsidiaries of Borrower from to time to time party thereto as Guarantors, the Lenders from time to time party thereto, and Bridging Finance Inc. in its capacity as Administrative Agent;

WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders as set forth in the Facilities Agreement, each Grantor has agreed to secure such Grantor’s obligations under the Credit Documents as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Administrative Agent agree as follows:

SECTION 1        DEFINITIONS.

1.1          General Definitions. In this Agreement, the following terms have the following meanings:

“Account Debtor” means each Person who is obligated on an Account.

“Accounts” means all “accounts” as defined in Article 9 of the UCC.

“Additional Grantors” has the meaning assigned in Section 5.3.

“Administrative Agent” has the meaning set forth in the preamble.

“Agreement” has the meaning set forth in the preamble.

“Borrower” has the meaning set forth in the recitals.

“Cash Proceeds” has the meaning assigned in Section 7.7.

“Chattel Paper” means all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the UCC.

“Collateral” has the meaning assigned in Section 2.1.

“Collateral Account” means any account established by the Administrative Agent and designated as the Collateral Account for purposes hereof.

“Collateral Records” means books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer files, computer printouts, drives, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” means all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims” means all “commercial tort claims” as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 4.8 (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement).

“Commodities Accounts” means all “commodity accounts” as defined in Article 9 of the UCC and includes, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Commodities Accounts” (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement).

“Copyright Licenses” means any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(B) (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement).

“Copyrights” means all United States copyrights (including community designs), including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule 4.7(A) (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Credit Date” means any date on which any amount is borrowed under either of the Facilities.

“Deposit Accounts” means all “deposit accounts” as defined in Article 9 of the UCC and includes, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Deposit Accounts” (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement).

“Documents” means all “documents” as defined in Article 9 of the UCC.

“Equipment” means all “equipment” as defined in Article 9 of the UCC, including but not limited to (i) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (ii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

“Excluded Account” means, with respect to each Credit Party each (i) payroll account of such Person so long as the funds on deposit therein at any time do not exceed the then aggregate accrued payroll obligations of such Person, (ii) Deposit Account maintained in connection with an employee benefit plan provided to such Person’s employees to the extent the funds on deposit therein are held for the benefit of such Person’s employees and are not the assets of such Person, (iii) tax withholding or fiduciary account not otherwise described in this definition, (iv) client custodial accounts, (v) zero balance accounts, (vi) other Deposit Accounts with balances which shall not at any time exceed $100,000 in the aggregate for all such accounts at any one time, and (vii) any other Deposit Account that the Administrative Agent, in its sole discretion, may designate.

“Excluded Deposit Account” means any Deposit Account that is an Excluded Account.

“Excluded Property” has the meaning set forth in Section 2.2 hereof.

“Excluded Securities Account” means any Securities Account that is an Excluded Account.

“Facilities Agreement” has the meaning set forth in the recitals.

“General Intangibles” means all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC and includes, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

“Goods” means all “goods” as defined in Article 9 of the UCC.

“Grantors” has the meaning set forth in the preamble.

“Grantor Software” means all Software that is owned by any Grantor and used in the conduct of the business of any Grantor, including without limitation, all (i) programs used in any Grantor’s provision of any products, Software or service offerings to customers and/or end users, including any programs incorporated in, or integrated or bundled with, any such products, Software or service offerings, (ii) programs intended for license to customers and/or end users, and (iii) programs, libraries, modules and other materials used by any Grantor in the development, design, construction and testing of any of the programs described in (i) or (ii) above.

“Instruments” means all “instruments” as defined in Article 9 of the UCC.

“Intellectual Property” means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Insurance” means all insurance policies covering any or all of the Collateral (regardless of whether the Administrative Agent is the loss payee thereof) and any key man life insurance policies.

“Inventory” mans all “inventory” as defined in Article 9 of the UCC, including but not limited to all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Accounts” means the Collateral Account, and all Securities Accounts, Commodities Accounts, and Deposit Accounts with any bank, financial institution, securities intermediary, or any other Person.

“Investment Related Property” means: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Lender” has the meaning set forth in the Facilities Agreement.

“Letter of Credit Right” means “letter-of-credit right” as defined in Article 9 of the UCC.

“Money” means “money” as defined in the UCC.

“Non-Assignable Contract” means any agreement, contract or license to which any Grantor is a party that by its terms purports to restrict or prevent the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Section 9-406 through 409 of the UCC).

“OS License” means a license listed or described at http://www.opensource.org (Open Source Initiative) or other similar type of license agreement, freeware agreement or distribution model agreement.

“OS Software” means any Software licensed under, or subject to the terms of, an OS License.

“Patent Licenses” means all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(D) (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement).

“Patents” means all United States and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 4.7(C) hereto (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Pledge Supplement” means any supplement to this agreement in substantially the form of Exhibit A.

“Pledged Debt” means all Indebtedness owed to such Grantor, including, without limitation, all Indebtedness described on Schedule 4.4(A) under the heading “Pledged Debt” (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

“Pledged Equity Interests” means all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

“Pledged LLC Interests” means all interests in any limited liability company that is a Subsidiary owned by a Grantor including, without limitation, all limited liability company interests listed on Schedule 4.4(A) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests. For the avoidance of doubt, Pledged LLC Interests shall not include any Excluded Property.

“Pledged Partnership Interests” means all interests in any general partnership, limited partnership, limited liability partnership or other partnership that, in each case, is a Subsidiary owned by a Grantor, including, without limitation, all partnership interests listed on Schedule 4.4(A) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests. For the avoidance of doubt, Pledged Partnership Interests shall not include any Excluded Property.

“Pledged Stock” means all shares of Capital Stock of any Subsidiary owned by a Grantor, including, without limitation, all shares of Capital Stock described on Schedule 4.4(A) under the heading “Pledged Stock” (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares. For the avoidance of doubt, Pledged Stock shall not include any Excluded Property.

“Pledged Trust Interests” means all interests in a Delaware business trust or other trust that is a Subsidiary owned by a Grantor including, without limitation, all trust interests listed on Schedule 4.4(A) under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

“Proceeds” means: (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Record” has the meaning specified in Article 9 of the UCC.

“Secured Obligations” has the meaning assigned in Section 3.1.

“Secured Parties” means the Administrative Agent and Lenders and shall include, without limitation, any former Administrative Agent and all former Lenders to the extent that any Secured Obligations outstanding and owing to such Persons were incurred while such Persons were Administrative Agent or a Lender, as applicable, and such Secured Obligations have not been paid or satisfied in full.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Accounts” means all “securities accounts” as defined in Article 8 of the UCC and includes, without limitation, all of the accounts listed on Schedule 4.4(A) under the heading “Securities Accounts” (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement).

“Software” means any computer software program, source code, machine- readable instructions, associated data and documentation, backup tape and related technology.

“Supporting Obligation” means all “supporting obligations” as defined in Article 9 of the UCC.

“Trademark Licenses” means any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(F) (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement).

“Trademarks” means all United States, state, and territorial trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 4.7(E) (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trade Secret Licenses” means any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(G) (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement).

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“United States” means the United States of America.

1.2        Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Facilities Agreement or, if not defined therein, in the UCC. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. References to Schedules shall include any updates or supplements to such Schedules delivered to the Administrative Agent from time to time to the extent such Schedules are permitted and/or required to be updated by the terms of this Agreement. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Facilities Agreement, the Facilities Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2         GRANT OF SECURITY.

2.1         Grant of Security. Each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”):

(a)	all Accounts;

(b)	all Chattel Paper;

(c)	all Commercial Tort Claims;

(d)	all Documents;

(e)	all Equipment;

(f)	all Fixtures;

(g)	all General Intangibles;

(h)	all Goods;

(i)	all Instruments;

(j)	all Insurance;

(k)	all Intellectual Property;

(l)	all Inventory;

(m)	all Investment Related Property;

(n)	all Letter of Credit Rights;

(o)	all Money;

(p)	to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing;

(q)	to the extent not otherwise included above, all Proceeds, products, accessions, insurance proceeds and products, rents, and profits of or in respect of any of the foregoing.

2.2        Certain Limited Exclusions. Notwithstanding anything in this Agreement to the contrary, in no event shall the Collateral include nor shall the security interest granted under Section 2.1 hereof attach to (a) any lease, instrument, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) a breach, violation or right of termination in favor of any other party thereto (other than another Grantor or any wholly-owned Subsidiary of a Grantor) pursuant to the terms of, or a default under, any such lease, instrument, license, contract (including any Non-Assignable Contract), property rights (or agreements governing such property rights) or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided however that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation, unenforceability, breach, termination or default shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, instrument, license, contract, property rights or agreement that does not result in any of the consequences specified in clauses (i) or (ii) above; (b) any assets as to which the Administrative Agent reasonably determines that the costs (including tax costs to the Borrower and its Subsidiaries) of obtaining or perfecting a security interest in such assets (whether borne by Administrative Agent or the Credit Parties) exceed the practical benefit to the Secured Parties afforded thereby; (c) any “intent to use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable law, (d) property owned by a Grantor that is subject to a Permitted Encumbrance securing purchase money indebtedness or Capital Lease obligations permitted under the Facilities Agreement if the contractual obligation pursuant to which such Permitted Encumbrance is granted (or in the document providing for such Capital Lease obligation or purchase money indebtedness) prohibits the creation of any other Encumbrance on such item of property; (e) any Capital Stock or other assets the granting of security interests in which would breach, violate or be prohibited by any applicable law; (f) any Excluded Deposit Accounts or Excluded Securities Accounts; (g) governmental licenses and state or local franchises, charters and authorizations to the extent that the granting of security interests in such assets pursuant to the Collateral Documents would be prohibited or restricted by applicable law or by the terms of such governmental licenses and state or local franchises, charters and authorizations (other than to the extent that any such prohibition or restriction would be rendered ineffective pursuant to the UCC or any other applicable law); (h) motor vehicles or other assets the attachment or perfection of an Encumbrance thereon is subject to such Encumbrance being evidenced on a certificate of title pursuant to a certificate of title statute (other than to the extent an Encumbrance thereon can be perfected by the filing of a financing statement under the UCC); (i) any Real Estate Asset to the extent not required to be pledged to secure the Obligations pursuant to Section 5.11 of the Facilities Agreement; (j) margin stock (within the meaning of Regulation U issued by the FRB); and (k) Capital Stock or assets of a Person to the extent that, and for so long as (i) Borrower and its Subsidiaries own less than 100% of Capital Stock of such Person (excluding directors’ qualifying shares), (ii) any Investment in such Person by Borrower and its Subsidiaries was permitted by Section 6.7 of the Facilities Agreement, and (iii) the granting of a security interest in such Capital Stock in favor of the Administrative Agent are not permitted by the terms of such issuing Person’s Organizational Documents or otherwise require any consent not obtained of a Person or Persons who are not Borrower or Subsidiaries of Borrower (it being understood and agreed that the Grantors shall use commercially reasonable efforts to obtain any such consent), other than to the extent that any prohibition, restriction or consent requirement would be rendered ineffective pursuant to the UCC or any other applicable law (collectively, the “Excluded Property”); provided, however, the “Excluded Property” shall not include any Proceeds, products, substitutions or replacements of any Excluded Property (unless such Proceeds, products, substitutions or replacements would themselves otherwise constitute Excluded Property); provided, further, if any Excluded Property that would have otherwise constituted Collateral ceases to be Excluded Property, such property shall automatically be deemed Collateral at all times from and after such time.

SECTION 3         SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1        Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations with respect to every Grantor (collectively, the “Secured Obligations”).

3.2         Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (a) each Grantor shall remain liable for all obligations with respect to the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Administrative Agent or any Secured Party, (b) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Equity Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Administrative Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Equity Interests, and (c) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4         REPRESENTATIONS AND WARRANTIES AND COVENANTS.

4.1          Generally.

(a)         Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

(i)          it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own (except for any sales or dispositions permitted by the Facilities Agreement) or have such rights in each item of the Collateral, in each case free and clear of any and all Encumbrances, including, without limitation, Encumbrances arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, other than Permitted Encumbrances;

(ii)        it has indicated on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational number, and (z) the jurisdiction where the chief executive office or its sole place of business is (or the principal residence if such Grantor is a natural person), and for the one-year period preceding the date hereof has been, located.

(iii)       the full legal name of such Grantor is as set forth on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time) and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time);

(iv)       except as provided on Schedule 4.1(C) (as such schedule may be amended or supplemented from time to time), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

(v)        it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person (other than another Grantor with respect to a security agreement which creates a Permitted Encumbrance), which has not heretofore been terminated other than the agreements identified on Schedule 4.1(D) hereof (as such schedule may be amended or supplemented from time to time);

(vi)       with respect to each agreement identified on Schedule 4.1(D) it has indicated on Schedule 4.1(A) and Schedule 4.1(B) the information required pursuant to Section 4.1(a)(ii), (iii) and (iv) with respect to the debtor under each such agreement;

(vii)     (u) upon the filing of all UCC financing statements naming each Grantor as “debtor” and the Administrative Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 4.1(E) hereof (as such schedule may be amended or supplemented from time to time) and other filings delivered by each Grantor, (v) upon delivery of all Instruments, Chattel Paper and certificated Pledged Equity Interests and Pledged Debt, (w) upon sufficient identification of Commercial Tort Claims, (x) upon execution of a control agreement establishing the Administrative Agent’s “control” (within the meaning of Section 8-106, 9-106 or 9-104 of the UCC, as applicable) with respect to any Investment Account and Deposit Accounts (other than Excluded Securities Accounts and/or Excluded Deposit Accounts), (y) upon consent of the issuer with respect to Letter of Credit Rights, and (z) to the extent not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Patents, Trademarks and Copyrights in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Administrative Agent hereunder constitute valid and perfected first priority Encumbrances (subject in the case of priority only to Permitted Encumbrances) on all of the Collateral that may be perfected under Article 9 of the UCC, provided that no representation is made with respect to the laws of any foreign jurisdiction;

(viii)     except as covered in clause (x) below, all actions and consents, including all filings, notices, registrations and recordings, necessary for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement have been made or obtained (other than (a) any filings or registrations necessary to perfect (or maintain the perfection of) the security interest granted hereunder (as described in Section 4.1(a)(vii)), (b) any consents, approvals, filings or registrations required to be obtained or made in connection with the exercise by the Administrative Agent of certain rights or remedies under the Credit Documents to the extent required pursuant to the terms thereof or applicable law and (c) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities); provided, in each case, that no representation is made with respect to the laws of any foreign jurisdiction;

(ix)      other than the financing statements filed in favor of the Administrative Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to the Administrative Agent for filing or will be filed by the lender under any Indebtedness being paid off on or within one (1) Business Day of the Closing Date and (y) financing statements filed in connection with Permitted Encumbrances;

(x)        no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the Encumbrances purported to be created in favor of the Administrative Agent hereunder or (ii) the exercise by the Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (vii) above or covered by clause (viii) above, (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities and (C) notices or filings required under the Federal Assignment of Claims Act of 1940 or like federal, state or local statute; provided, in each case, that no representation is made with respect to the laws of any foreign jurisdiction;

(xi)       all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects;

(xii)       none of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC);

(xiii)      it does not own any “as extracted collateral” (as defined in the UCC) or any timber to be cut; and

(xiv)     such Grantor has been duly organized as an entity of the type as set forth opposite such Grantor’s name on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time) and remains duly existing as such. Such Grantor has not organized in any other jurisdiction.

(b)          Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i)          except for the security interest created by this Agreement, it shall not create or suffer to exist any Encumbrance upon or with respect to any of the Collateral, except Permitted Encumbrances, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein (other than the holders of Permitted Encumbrances);

(ii)        except as would not reasonably be expected to result in a Material Adverse Effect, it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(iii)       it shall not change such Grantor’s name, identity, corporate structure (e g., by merger, consolidation, change in corporate form or otherwise) (except as permitted by Section 18(dd) of the Facilities Agreement), principal place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall (1) have notified the Administrative Agent in writing prior to such change or establishment and (2) promptly following such change or establishment, but in any event not to exceed 30 days following such change, (a) execute and deliver to the Administrative Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new name, identity, corporate structure, principal place of business (or principal residence if such Grantor is a natural person), chief executive office or jurisdiction of organization or trade name and providing such other information in connection therewith as the Administrative Agent may reasonably request and (b) take all actions necessary or reasonably requested by Administrative Agent to maintain the continuous validity, perfection and the same or better priority of the Administrative Agent’s security interest in the Collateral intended to be granted and agreed to hereby;

(iv)      it shall pay promptly when due all material taxes imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith;

(v)       upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Administrative Agent in writing of any event that could reasonably be expected to have a Material Adverse Effect on the value of the Collateral or the rights and remedies of the Administrative Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any material portion thereof that could reasonably be expected to have a Material Adverse Effect;

(vi)       it shall not take or permit any action which could reasonably be expected to impair the Administrative Agent’s rights in the Collateral, except for any such actions which are otherwise permitted by the Facilities Agreement;

(vii)     it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral except as otherwise in accordance with the Facilities Agreement; and

(viii)     if during any Fiscal Year, any information contained in Schedule 4.1. 4.2, 4.4, 4.5. 4.6. 4.7 or 4.8 changes in a manner that would require an update in any material respect under this Agreement, then concurrently with the delivery of the financial statements for such Fiscal Year delivered pursuant to Section 18(s)(i) of the Facilities Agreement, or such earlier time as otherwise required herein, the Grantors shall deliver a Pledge Supplement, which provides an update of the information contained in such schedules, provided that such supplement shall in no event waive or otherwise affect the continuance of any Event of Default.

4.2          Equipment and Inventory.

(a)         Representations and Warranties. Each Grantor represents and warrants, on the Closing Date and on each Credit Date, that:

(i)          all of the Equipment and Inventory included in the Collateral is kept only at the locations specified in Schedule 4.2 (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement) other than Equipment and Inventory that is (A) in transit in the ordinary course of business, (B) removed from any such locations for repair or upkeep in the ordinary course of business or (C) kept at any location or locations where, combined with all other Equipment and Inventory at such location(s), the value of such Equipment and Inventory does not exceed $150,000 in value in the aggregate; and

(ii)        none of the Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or a warehouseman, other than (A) for repair, service or similar action, (B) Inventory or Equipment which is in transit to another location of Grantor or to a place of repair, service or similar action, (C) to the extent the aggregate value of such Inventory or Equipment does not exceed $100,000, or (D) Inventory or Equipment in which the Administrative Agent shall have received bailee or warehouseman letters or Landlord Personal Property Collateral Access Agreements reasonably requested by it or required pursuant to the terms of the Facilities Agreement or this Agreement to evidence its security interests in the Collateral.

(b)          Covenants and Agreements. Each Grantor covenants and agrees that:

(i)        it shall keep the Equipment, Inventory and any Documents evidencing any Equipment and Inventory in the locations specified on Schedule 4.2 (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement) other than Equipment and Inventory that is (A) in transit in the ordinary course of business, (B) removed from any such locations for repair or upkeep in the ordinary course of business or (C) kept at any location or locations where, combined with all other Equipment and Inventory at such location(s), the value of such Equipment and Inventory does not exceed $150,000 in value in the aggregate, unless it shall have (a) notified the Administrative Agent in writing, by executing and delivering to the Administrative Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least 15 days (or such shorter period acceptable to Administrative Agent) prior to any change in locations, identifying such new locations and providing such other information in connection therewith as the Administrative Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Administrative Agent’s security interest in the Collateral intended to be granted and agreed to hereby, or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory;

(ii)     it shall keep correct and accurate records of the Inventory, as is customarily maintained under similar circumstances by Persons of established reputation engaged in similar business, and in any event in conformity with GAAP;

(iii)       it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Equipment or Inventory, as applicable, evidenced therefor or the Administrative Agent; and

(iv)      if any Equipment or Inventory is in possession or control of any third party, other than Equipment and Inventory that is (A) in transit in the ordinary course of business, (B) removed from any such locations for repair or upkeep in the ordinary course of business or (C) kept at any location or locations where, combined with all other Equipment and Inventory at such location(s), the value of such Equipment and Inventory does not exceed $150,000 in value in the aggregate, each Grantor shall join with the Administrative Agent in notifying the third party of the Administrative Agent’s security interest and use its commercially reasonable efforts in obtaining an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Administrative Agent.

4.3          Accounts.

(a)         Representations and Warranties. Each Grantor represents and warrants, on the Closing Date and on each Credit Date, that:

(i)          to its knowledge, each Account in excess of $25,000 individually (a) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (b) is and will be enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law)), (c) is not and will not be subject to any setoffs, defenses, counterclaims (except with respect to refunds, warranties, discounts returns and allowances and disputes in the ordinary course of business) and (d) is and will be in compliance in all material respects with all applicable laws, whether federal, state, local or foreign; and

(ii)       no Account Debtor in respect of any Account included in the Collateral in excess of $25,000 individually or $100,000 in the aggregate is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign (excluding any international non-governmental organization). No Account in excess of $25,000 individually or $100,000 in the aggregate requires the consent of the Account Debtor in respect thereof in connection with the pledge hereunder, except any consent which has been obtained.

(b)          Covenants and Agreements. Each Grantor hereby covenants and agrees that

(i)          it shall keep and maintain at its own cost and expense substantially complete records of any material portion of the Accounts included in the Collateral, including, but not limited to, the originals, if applicable, of all documentation with respect to all Accounts and records of all payments received and all credits granted on any material portion of the Accounts, all merchandise returned and all other dealings therewith;

(ii)        it shall perform in all material respects all of its material obligations with respect to its Accounts, to the extent deemed prudent business conduct as determined by such Grantor in its reasonable business discretion;

(iii)       other than in the ordinary course of business as generally conducted by it, and except as otherwise provided in subsection (v) below, following an Event of Default that has occurred and is continuing and after written notice from Administrative Agent or if Administrative Agent has otherwise exercised any rights or remedies pursuant to Section 4.3(b)(v) below or Section 7 of this Agreement, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Account with a value in excess of $25,000, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Account with a value in excess of $25,000 for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon (other than in the ordinary course), in each case, without the consent of the Administrative Agent;

(iv)       except as otherwise provided in this subsection, each Grantor shall continue to collect all material amounts due or to become due to such Grantor under its Accounts and any Supporting Obligation in a manner consistent with the ordinary course of business as generally conducted by it, and diligently exercise, in such Grantor’s reasonable business judgment, each material right it may have under any Account, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or, after the occurrence and during the continuance of an Event of Default, the Administrative Agent may deem reasonably necessary or advisable. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to notify, or require any Grantor to notify, any Account Debtor of the Administrative Agent’s security interest in Grantor’s Accounts and, in addition, after the occurrence and during the continuation of an Event of Default, the Administrative Agent may, following written notice to Grantors,: (1) direct the Account Debtors under any Account to make payment of all amounts due or to become due to such Grantor thereunder directly to the Administrative Agent; (2) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Account have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Administrative Agent; and (3) enforce, at the reasonable expense of such Grantor, collection of any such Account and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Administrative Agent notifies any Grantor that it has elected to collect any Account in accordance with the preceding sentence, any payments of Accounts received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in the Collateral Account maintained under the sole dominion and control of the Administrative Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of such Accounts, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Administrative Agent hereunder and such Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon (other than in the ordinary course); and

(v)       it shall use its commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Account, to the extent deemed prudent business conduct as determined by such Grantor in its reasonable business judgment.

4.4          Investment Related Property.

4.4.1       Investment Related Property Generally

(a)          Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i)         in the event it acquires rights in any Investment Related Property that is required to be Collateral with a value in excess of $100,000 individually or $300,000 in the aggregate (except with respect to any Investment Related Property issued by a Grantor or any Subsidiary of a Grantor, as to which such threshold shall not apply) after the date hereof (other than Cash Equivalents), it shall promptly deliver to the Administrative Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Administrative Agent shall attach to all Investment Related Property that is required to be Collateral immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.4 as required hereby;

(ii)        except as provided in the next sentence, in the event such Grantor receives any non-cash dividends, interest or distributions on any Investment Related Property included in the Collateral, or any securities or other property constituting Collateral upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall promptly take all steps, if any, required hereunder to ensure the validity, perfection, priority and, if applicable, control of the Administrative Agent over such Investment Related Property (including, without limitation, delivery thereof to the Administrative Agent to the extent required by Section 4.4.1(b)) and pending any such action such Grantor shall be deemed to hold such non-cash dividends, interest, distributions, securities or other property for the benefit of the Administrative Agent and shall segregate such non-cash dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Administrative Agent authorizes each Grantor to retain all such dividends and distributions and all payments of interest or principal;

(iii)      each Grantor consents to the grant by each other Grantor of a Security Interest in all Investment Related Property that is required to be Collateral (or which would be Collateral with the consent of such Grantor) to the Administrative Agent.

(b)          Delivery and Control.

(i)          Each Grantor agrees that with respect to any Investment Related Property that is included in the Collateral with a value in excess of $100,000 individually or $300,000 in the aggregate (except with respect to any Investment Related Property issued by a Grantor or any Subsidiary of a Grantor, as to which such threshold shall not apply, and excluding Cash Equivalents) in which it currently has rights it shall comply with the provisions of this Section 4.4.1(b) no later than 60 days following the Closing Date and with respect to any Investment Related Property hereafter acquired by such Grantor that is included in the Collateral it shall comply with the provisions of this Section 4.4.1(b) no later than 30 days after acquiring rights therein, in each case in form and substance satisfactory to the Administrative Agent. With respect to any Investment Related Property that is included in the Collateral and that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Administrative Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC. With respect to any Investment Related Property that is an “uncertificated security” for purposes of the UCC (other than any “uncertificated securities” credited to a Securities Account), it shall use commercially reasonable efforts to cause the issuer of such uncertificated security to either (i) register the Administrative Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement in form and substance reasonably acceptable to the Administrative Agent, pursuant to which such issuer agrees to comply with the Administrative Agent’s instructions with respect to such uncertificated security without further consent by such Grantor; provided, however, that to the extent each interest in any limited liability company or limited partnership controlled now or in the future by such Grantor and pledged hereunder is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, such interest shall be certificated.

(c)          Voting and Distributions.

(i)          So long as no Event of Default shall have occurred and be continuing:

(1)        except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Facilities Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Facilities Agreement; provided, upon written notice by the Administrative Agent to any Grantor thereof, no Grantor shall exercise or refrain from exercising any such right if such action would reasonably be expected to have a material adverse effect on the value of the Investment Related Property; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Facilities Agreement, shall be deemed inconsistent with the terms of this Agreement or the Facilities Agreement within the meaning of this Section 4.4.1(c)(i)(1) and no notice of any such voting or consent need be given to the Administrative Agent; and

(2)          the Administrative Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above;

(3)          upon the occurrence and during the continuation of an Event of Default:

(A)        all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(B)          in order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Administrative Agent may utilize the power of attorney set forth in Section 6.1.

4.4.2       Pledged Equity Interests.

(a)          Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

(i)        Schedule 4.4(A) (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement) sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

(ii)        except as set forth on Schedule 4.4(B), it is the record and beneficial owner of the Pledged Equity Interests free of all Encumbrances, rights or claims of other Persons other than Permitted Encumbrances and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(iii)        without limiting the generality of Section 4.1(a)(v), other than consents obtained on or before the Closing Date (or, with respect to a Grantor formed after the Closing Date and before such Credit Date, on or before such Credit Date), no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or first priority status of the security interest of the Administrative Agent in any material portion of the Pledged Equity Interests or the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

(iv)      none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that: (a) are registered as investment companies or (b) are dealt in or traded on securities exchanges or markets; and

(v)     except as otherwise set forth on Schedule 4.4(C) (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement), none of the Pledged LLC Interests and Pledged Partnership Interests are or represent interests in issuers that have opted to be treated as securities under the uniform commercial code of any jurisdiction.

(b)         Covenants and Agreements. Each Grantor hereby covenants and agrees that, except as otherwise not prohibited by the Facilities Agreement:

(i)         without the prior written consent of the Administrative Agent, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially and adversely changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of the Administrative Agent’s security interest (except for transactions permitted by the Facilities Agreement), (b) other than as permitted under the Facilities Agreement, permit any issuer, which such Grantor controls, of any Pledged Equity Interest to dispose of all or a material portion of their assets, (c) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt that could reasonably be expected to materially and adversely affect the value of such Collateral or the validity, perfection or priority of the Administrative Agent’s security interest, or (d) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC unless such Grantor shall promptly notify the Administrative Agent in writing of any such election or action takes all steps required by Section 4.4.1(b) with respect thereto;

(ii)       it shall comply in all material respects with all of its obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its rights with respect to any Investment Related Property to the extent it deems it to be in such Grantor’s best interest to do so;

(iii)       without the prior written consent of the Administrative Agent, it shall not permit any issuer, that such Grantor controls, of any Pledged Equity Interest to merge or consolidate unless, to the extent required under Section 2.2 (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (ii) all the outstanding Capital Stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor, in each case, except as permitted by the Facilities Agreement; and

(iv)       each Grantor consents to the grant by each other Grantor of a security interest in all Pledged Equity Interests to the Administrative Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Administrative Agent or its nominee following an Event of Default and to the substitution of the Administrative Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.4.3      Pledged Debt

(a)          Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

(i)       Schedule 4.4 (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement) sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by any Grantor (other than with respect to any Pledged Debt issued by a Grantor or a Subsidiary with a face value in excess of $100,000) and, to Grantor’s knowledge, all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default;

(b)          Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i)        it shall notify the Administrative Agent of any default under any Pledged Debt that has caused, either in any individual case or in the aggregate, a Material Adverse Effect.

4.4.4       Investment Accounts

(a)          Covenant and Agreement. Each Grantor hereby covenants and agrees that:

(i)        On each Credit Date, it will deliver a schedule (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement) in the form set out in Schedule 4.4 hereto, setting forth under the headings “Securities Accounts” and “Commodities Accounts,” respectively, all of the Securities Accounts and Commodities Accounts in which it has an interest. It is the sole entitlement holder of each such Securities Account and Commodity Account, and it has not consented to, and is not otherwise aware of, any Person (other than the Administrative Agent pursuant hereto) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or securities or other property credited thereto;

(ii)       On each Credit Date, it will deliver a schedule (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement) in the form set out in Schedule 4.4 hereto, setting forth under the headings “Deposit Accounts” all of the Deposit Accounts (excluding any Excluded Deposit Accounts) in which it has an interest. It is the sole account holder of each such Deposit Account and it has not consented to, and is not otherwise aware of, any Person (other than the Administrative Agent pursuant hereto) having either sole dominion and control (within the meaning of common law) or “control” (within the meanings of Section-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein;

(iii)     On each Credit Date, it shall take all actions necessary or desirable, including those specified in Section 4.4.4(a)(iv) to: (a) establish Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property included in the Collateral constituting Certificated Securities with a value in excess of $100,000 individually or $300,000 in the aggregate (except with respect to any Investment Related Property issued by it or any of its Subsidiaries, as to which such threshold shall not apply), Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodities Accounts (each as defined in the UCC) (other than Excluded Securities Accounts); (b) establish the Administrative Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts (other than Excluded Deposit Accounts); and (c) deliver all Instruments with a value in excess of $100,000 individually or $300,000 in the aggregate (except with respect to any Investment Related Property issued by it or any of its Subsidiaries, as to which such threshold shall not apply) to the Administrative Agent; and

(iv)        Is in agreement with the Administrative Agent and each other Secured Party that it shall not close or terminate any Investment Account (other than Excluded Securities Accounts and/or Excluded Deposit Accounts) holding funds in excess of $100,000 without the prior consent of the Administrative Agent and unless a successor or replacement account has been established and with respect to which successor or replacement account a control agreement has been entered into by the appropriate Grantor, Administrative Agent and securities intermediary or depository institution at which such successor or replacement account is to be maintained in accordance with the provisions of Section 4.4.4(b).

(b)          Delivery and Control.

(i)          With respect to any Investment Related Property included in the Collateral consisting of Securities Accounts or Securities Entitlements (other than Excluded Securities Accounts), it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement in form and substance reasonably acceptable to the Administrative Agent, pursuant to which it shall agree to comply with the Administrative Agent’s “entitlement orders” without further consent by such Grantor. With respect to any Investment Related Property that is a “Deposit Account” (other than Excluded Deposit Accounts), it shall cause the depositary institution maintaining such account to enter into an agreement in form and substance reasonably acceptable to the Administrative Agent, pursuant to which the Administrative Agent shall have both sole dominion and control over such Deposit Account (within the meaning of the common law) and “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account. Each Grantor shall have entered into such control agreement or agreements with respect to any Securities Accounts, Securities Entitlements or Deposit Accounts (other than Excluded Securities Accounts and/or Excluded Deposit Accounts) that exist on the Closing Date within 60 days after the Closing Date, and

(ii)        any Securities Accounts, Securities Entitlements or Deposit Accounts (other than Excluded Securities Accounts and/or Excluded Deposit Accounts) that are created or acquired after the Closing Date, within 30 days of the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts, or such later date as the Administrative Agent may agree in its sole discretion.

Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, subject to Section 7 of this Agreement, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent and to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

4.5          Material Contracts.

(a)          Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i)        in addition to any rights under the Section of this Agreement relating to Accounts, after the occurrence and during the continuation of an Event of Default, the Administrative Agent may at any time notify, or require any Grantor to so notify, the counterparty on any Material Contract included in the Collateral of the security interest of the Administrative Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts included in the Collateral directly to the Administrative Agent;

(ii)       it shall perform all of its obligations with respect to the Material Contracts except where the failure to so perform could not reasonably be expected to have a Material Adverse Effect;

(iii)       it shall promptly and diligently exercise each material right (except the right of termination) it may have under any Material Contract, any Supporting Obligation or Collateral Support, in each case, at its own expense and to the extent it determines it is in such Grantor’s best interest to do so, and in connection with such exercise, such Grantor shall take such action as such Grantor or, after the occurrence and during the continuance of an Event of Default, the Administrative Agent may deem necessary or advisable; and

(iv)      it shall use its commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Material Contract to the extent it determines it is in such Grantor’s best interest to do so.

4.6          Letter of Credit Rights.

(a)          Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

(i)        all letters of credit with a value in excess of $100,000 to which such Grantor has rights as the named beneficiary is listed on Schedule 4.6 (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement) hereto; and

(ii)        it has obtained the consent of each issuer of any such letter of credit as to which such Grantor is a beneficiary to the assignment of the proceeds of the letter of credit to the Administrative Agent.

(b)        Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any letter of credit with a value in excess of $100,000 as to which such Grantor is a beneficiary hereafter arising it shall use its commercially reasonable efforts to obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Administrative Agent and shall deliver to the Administrative Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto.

4.7          Intellectual Property.

(a)      Representations and Warranties. Except as disclosed in Schedule 4.7(H) (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement), each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

(i)       Schedule 4.7 (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement) sets forth a true and complete list of (A) all United States registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and (B) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses (where such Grantor is a licensee, including Software licenses and OS Licenses) material to the business of such Grantor and as to which such Grantor is the licensee, other than such Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses that are commercially available;

(ii)      it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property (excluding (A) any Grantor Software that is owned by a third party and licensed to any Grantor and (B) any OS Software) listed on Schedule 4.7 (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement), and owns or has the valid right to use all other Intellectual Property material to its business, free and clear of all Encumbrances, claims, encumbrances and licenses, except for Permitted Encumbrances and the licenses set forth on Schedule 4.7(B), (D), (F) and (G) (as each may be amended or supplemented from time to time);

(iii)       all Intellectual Property material to any Grantor’s business (excluding (A) any Grantor Software that is owned by a third party and licensed to any Grantor and (B) any OS Software) listed on Schedule 4.7 is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration or application for Intellectual Property which is material to the business of any Grantor in full force and effect, which, in each case, could reasonably be expected to result in a Material Adverse Effect;

(iv)       all Intellectual Property material to any Grantor’s business (excluding (A) any Grantor Software that is owned by a third party and licensed to any Grantor and (B) any OS Software) listed on Schedule 4.7 is, to the best of each Grantor’s knowledge, valid and enforceable; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor’s right to register, or such Grantor’s rights to own or use, any such Intellectual Property and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened in writing, which, in each case, could reasonably be expected to result in a Material Adverse Effect;

(v)        all registrations and applications for Copyrights, Patents and Trademarks owned by any Grantor and material to its business are standing in the name of the Grantor listed as the owner thereof, and none of the Trademarks, Patents, Copyrights or Trade Secrets has been licensed by any Grantor to any Affiliate or third party, except as disclosed in Schedule 4.7(B), (D), (F) or (G) (as each may be amended or supplemented from time to time);

(vi)       each Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights material to the business of such Grantor, to the extent necessary to maintain such Intellectual Property;

(vii)      each Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all material Trademark Collateral and has taken all action necessary to insure that all licensees of the material Trademark Collateral owned by such Grantor use such adequate standards of quality;

(viii)    to the best of each Grantor’s knowledge, the conduct of such Grantor’s business does not infringe upon or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right owned or controlled by a third party the effect of which could reasonably be expected to have a Material Adverse Effect; no written claim has been made that the use of any Intellectual Property owned or used by Grantor (or any of its respective licensees) violates the asserted rights of any third party which could reasonably be expected to result in a Material Adverse Effect;

(ix)      to the best of each Grantor’s knowledge, no third party is (i) infringing in any material respect upon or otherwise violating any rights in any material Intellectual Property owned or used by such Grantor, or any of its respective licensees or (ii) breaching or violating in any material respect any contract with any Grantor relating to any material Intellectual Property owned or used by such Grantor;

(x)         no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by Grantor or to which Grantor is bound that adversely affect Grantor’s rights to own or use any Intellectual Property material to such Grantor’s business; and

(xi)       there is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any material part of the Intellectual Property, other than (i) with respect to any Permitted Encumbrances, (ii) in favor of the Administrative Agent or (iii) that has not been terminated or released or that will not be released pursuant to payoff letters or other applicable termination agreements, in each case, to be executed and delivered in connection with the closing of the credit facilities contemplated by the Facilities Agreement.

(b)       Covenants and Agreements. Except to the extent not prohibited by the Facilities Agreement, each Grantor hereby covenants and agrees as follows:

(i)         it shall not do any act or omit to do any act whereby any of the Intellectual Property material to the business of Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the Encumbrance granted therein, except as permitted under the Facilities Agreement or through the expiration of registered Intellectual Property at the end of its maximum statutory term (including renewal terms, where applicable);

(ii)        except to the extent commercially reasonable to do so, it shall not, with respect to any Trademarks which are material to the business of any Grantor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent in all material respects with the quality of such products and services as of the date hereof, and each Grantor shall take all steps necessary to insure that licensees of such Trademarks use such consistent standards of quality;

(iii)      it shall promptly notify the Administrative Agent if it knows or has reason to know that any item of the Intellectual Property material to the business of any Grantor may become (a) abandoned or dedicated to the public or placed in the public domain, other than through the expiration of registered Intellectual Property at the end of its maximum statutory term having no applicable renewal periods, (b) invalid or unenforceable, or (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, or any court (other than office actions issued as part of the examination process by any patent, trademark or copyright office);

(iv)      it shall take all reasonable steps in the United States Patent and Trademark Office and the United States Copyright Office to pursue any filed application and maintain any registration of each Trademark, Patent, and Copyright owned by any Grantor and material to its business which is now or shall become included in the Intellectual Property including, but not limited to, those items on Schedule 4.7(A) (C) and (E) (as each may be amended or supplemented from time to time), but in each case subject to such Grantor’s reasonable business judgment;

(v)         in the event that any Intellectual Property (A) which is material to the business of any Grantor, and (B) owned by or exclusively licensed to any Grantor is infringed, misappropriated, or diluted by a third party, such Grantor shall promptly take all reasonable actions to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages, but in each case subject to such Grantor’s reasonable business judgment;

(vi)       except to the extent otherwise required by clause (xii) below, concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement, it shall report to the Administrative Agent (i) the filing of any application to register any Intellectual Property material to its business with the United States Patent and Trademark Office or the United States Copyright Office (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property material to its business by any such office, in each case by executing and delivering to the Administrative Agent a completed Pledge Supplement, together with all Supplements to Schedules thereto;

(vii)    it shall, promptly upon the reasonable request of the Administrative Agent, execute and deliver to the Administrative Agent any document reasonably required to acknowledge, confirm, register, record, or perfect the Administrative Agent’s interest in any part of the Intellectual Property, whether now owned or hereafter acquired;

(viii)     except with the prior consent of the Administrative Agent or as permitted under the Facilities Agreement, no Grantor shall execute, and there will not be on file in any public office, any financing statement or other document or instruments with respect to the Intellectual Property of any Grantor included in the Collateral, except financing statements or other documents or instruments filed or to be filed in favor of the Administrative Agent or filed in connection with a Permitted Encumbrance or as otherwise permitted by the Facilities Agreement, and no Grantor shall sell, assign, transfer, license, grant any option, or create or suffer to exist any Encumbrance upon or with respect to the Intellectual Property included in the Collateral, except for the Encumbrance created by and under this Agreement and the other Credit Documents or Permitted Encumbrances or as otherwise permitted by the Facilities Agreement;

(ix)       it shall hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that would materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property acquired under such contracts which would be included within the definitions of any Intellectual Property and the Collateral, and which would be material to such Grantor’s business; provided, that it is agreed that commercially reasonable efforts shall not require such Grantor to agree to a term solely in order to comply with this provision if such term would have a financially negative impact on such Grantor;

(x)      it shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

(xi)       it shall use proper statutory notice in connection with its use of any of the Intellectual Property material to its business to the extent necessary to maintain such Intellectual Property;

(xii)      it shall continue to collect, at its own expense, all material amounts due or to become due to such Grantor in respect of the Intellectual Property or any portion thereof, consistent with past practices and to the extent deemed prudent business conduct by such Grantor in good faith. In connection with such collections, each Grantor may take (and, at the Administrative Agent’s reasonable direction during the occurrence and continuance of an Event of Default, shall take) such action as such Grantor or, during the occurrence and continuance of an Event of Default, the Administrative Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Administrative Agent shall have the right at any time during the occurrence and continuance of an Event of Default, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the Encumbrance created hereby.

4.8          Commercial Tort Claims.

(a)         Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that Schedule 4.8 (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement) sets forth all Commercial Tort Claims of each Grantor in excess of $100,000 individually or $200,000 in the aggregate; and

(b)          Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim in excess of $100,000 individually or $200,000 in the aggregate hereafter arising it shall deliver to the Administrative Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

SECTION 5         ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.

5.1         Access; Right of Inspection. Upon reasonable prior notice to the applicable Grantor, the Administrative Agent shall have access during normal business hours to all the books, correspondence and records of each Grantor, and the Administrative Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, in each case in accordance with Section 24 of the Facilities Agreement. The Administrative Agent and its representatives shall also have the right, upon reasonable prior notice to the applicable Grantor, to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein, in each case in accordance with Section 24 of the Facilities Agreement. Notwithstanding the foregoing, Administrative Agent shall not exercise the foregoing rights more than once per year unless an Event of Default has occurred and is continuing.

5.2          Further Assurances.

(a)          Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that the Administrative Agent may reasonably request consistent with the terms of this Agreement, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i)       file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as the Administrative Agent may reasonably request consistent with the terms of this Agreement, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(ii)        take all actions necessary to ensure the recordation of appropriate evidence of the Encumbrances and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which such Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, and the United States Copyright Office; and

(iii)       at the Administrative Agent’s reasonable request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Administrative Agent’s security interest in all or any material part of the Collateral.

(b)        Each Grantor hereby authorizes the Administrative Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Administrative Agent may determine, in its reasonable discretion, are necessary or advisable to perfect the security interest granted to the Administrative Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Administrative Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired”, but excluding Excluded Property; provided that upon the reasonable request of any Grantor, the Administrative Agent agrees to authorize the filing of termination statements and or partial releases with respect to any such financing statements covering any such Excluded Property. Each Grantor shall furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail as required pursuant to terms of this Agreement.

(c)        Each Grantor hereby authorizes the Administrative Agent to modify this Agreement after obtaining such Grantor’s approval of and signature to such modification by amending Schedule 4.7 (as such schedule may be amended or supplemented concurrently with delivering quarterly financials pursuant to Section 18(s)(ii) of the Facilities Agreement) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

5.3       Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Counterpart Agreement. Upon delivery of any such Counterpart Agreement to the Administrative Agent, notice of which is hereby waived by Grantors, and delivery to Administrative Agent a completed Pledge Supplement, together with all Supplements to Schedules thereto, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 6         ADMINISTRATIVE AGENT APPOINTED ATTORNEY-IN-FACT.

6.1          Power of Attorney. Each Grantor hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Grantor’s attorney- in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Administrative Agent or otherwise, from time to time in the Administrative Agent’s reasonable discretion to do the following:

(a)         upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Administrative Agent pursuant to the Facilities Agreement;

(b)         upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)         upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d)         upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral;

(e)          to prepare and file any UCC financing statements against such Grantor as debtor to the extent not inconsistent with this Agreement;

(f)        to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property included in the Collateral in the name of such Grantor as debtor;

(g)         upon the occurrence or during the continuance of an Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes (other than to the extent being contested in good faith) or Encumbrances (other than Permitted Encumbrances) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Administrative Agent in its sole discretion, any such payments made by the Administrative Agent to become obligations of such Grantor to the Administrative Agent, due and payable immediately without demand; and

(h)         upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Administrative Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do, but in each case subject to Section 7 of this Agreement.

6.2       No Duty on the Part of Administrative Agent or Secured Parties. The powers conferred on the Administrative Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or a material breach of this Agreement. The foregoing powers of attorney under this Section 6, being coupled with an interest, are irrevocable until the security interest granted to the Administrative Agent hereby shall have terminated in accordance with the terms hereof.

SECTION 7        REMEDIES.

7.1          Generally.

(a)          If any Event of Default shall have occurred and be continuing, the Administrative Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Administrative Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)          require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties;

(ii)       enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)       prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Administrative Agent deems appropriate; and

(iv)      without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable.

(b)        The Administrative Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Administrative Agent, as Administrative Agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Administrative Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. To the extent permitted by law, each Grantor hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Administrative Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section 7 will cause irreparable injury to the Administrative Agent, that the Administrative Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Administrative Agent hereunder.

(c)          The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)          The Administrative Agent shall have no obligation to marshal any of the Collateral.

7.2        Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Administrative Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Administrative Agent against the Secured Obligations as set forth in Section 16 of the Facilities Agreement.

7.3         Sales on Credit. If Administrative Agent sells any of the Collateral upon credit, each applicable Grantor will be credited only with payments actually made by purchaser and received by Administrative Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Administrative Agent may resell the Collateral and each applicable Grantor shall be credited with proceeds of the sale.

7.4        Deposit Accounts. If any Event of Default shall have occurred and be continuing, the Administrative Agent may apply the balance from any Deposit Account (other than an Excluded Deposit Account) or instruct the bank at which any Deposit Account (other than an Excluded Deposit Account) is maintained to pay the balance of any Deposit Account (other than an Excluded Deposit Account) to or for the benefit of the Administrative Agent.

7.5         Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Administrative Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Administrative Agent all such information as the Administrative Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Administrative Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

7.6          Intellectual Property.

(a)         Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

(i)          the Administrative Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Administrative Agent or otherwise, in the Administrative Agent’s sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Administrative Agent, do any and all lawful acts and execute any and all documents required by the Administrative Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Administrative Agent as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Administrative Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of such Grantor’s rights in the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement or violation;

(ii)       upon written demand from the Administrative Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Administrative Agent or such Administrative Agent’s designee all of such Grantor’s right, title and interest in and to the Intellectual Property and shall execute and deliver to the Administrative Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)      each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Administrative Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

(iv)      within five (5) Business Days after written notice from the Administrative Agent, each Grantor shall make available to the Administrative Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Event of Default as the Administrative Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Licenses, such persons to be available to perform their prior functions on the Administrative Agent’s behalf and to be compensated by the Administrative Agent at such Grantor’s expense on a per diem, pro rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(v)       the Administrative Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Administrative Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(1)          all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof, subject to Permitted Encumbrances, shall be received in trust for the benefit of the Administrative Agent hereunder and shall be forthwith paid over or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.7 hereof; and

(2)          Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b)          If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Administrative Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Administrative Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Administrative Agent as aforesaid, subject to any disposition thereof that may have been made by the Administrative Agent; provided, after giving effect to such reassignment, the Administrative Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Administrative Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Encumbrances (other than Permitted Encumbrances) granted by or on behalf of the Administrative Agent and the Secured Parties.

(c)          Solely for the purpose of enabling the Administrative Agent to exercise rights and remedies under this Section 7 and at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent, to the extent it has the right to do so and effective only during the continuance of an Event of Default, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.

7.7       Cash Proceeds. In addition to the rights of the Administrative Agent specified in Section 4.3 with respect to payments of Accounts, if an Event of Default shall have occurred and be continuing, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other non-cash items (collectively, “Cash Proceeds”) shall, subject to Permitted Encumbrances, be held by such Grantor in trust for the Administrative Agent, and shall, forthwith upon receipt by such Grantor, unless otherwise provided pursuant to Section 4.4.1(a)(ii) or the Facilities Agreement, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required) and held by the Administrative Agent in the Collateral Account. If an Event of Default shall have occurred and be continuing, any Cash Proceeds received by the Administrative Agent (whether from a Grantor or otherwise) may, in the sole discretion of the Administrative Agent, (A) be held by the Administrative Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Administrative Agent against the Secured Obligations then due and owing in the manner provided in the Facilities Agreement.

SECTION 8        ADMINISTRATIVE AGENT.

The Administrative Agent has been appointed to act as Administrative Agent hereunder by the Lenders and, by their acceptance of the benefits hereof, any and all other Secured Parties. The Administrative Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Facilities Agreement. In furtherance of the foregoing provisions of this Section 8 each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Administrative Agent for the benefit of Secured Parties in accordance with the terms of this Section 8. Administrative Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and the Grantors, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Grantors and Administrative Agent signed by the Lenders. Upon any such notice of resignation or any such removal, Lenders shall have the right, upon five (5) Business Days’ notice to the Administrative Agent and upon prior written consent of Borrower (such consent not to be (a) unreasonably withheld, conditioned or delayed or (b) required if an Event of Default has occurred and is continuing), to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent under this Agreement, and the retiring or removed Administrative Agent under this Agreement shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under this Agreement, and (ii) execute and deliver to such successor Administrative Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created hereunder, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Administrative Agent hereunder.

SECTION 9         CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations (other than unasserted contingent indemnity obligations) and the end of the Term, be binding upon each Grantor, its successors and permitted assigns, and inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and its successors, transferees and permitted assigns. Without limiting the generality of the foregoing, but subject to the terms of the Facilities Agreement, any Lender may assign or otherwise transfer any outstanding amounts under any Facility held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations (other than unasserted contingent indemnity obligations) and the end of the Term, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination the Administrative Agent shall, at Grantors’ expense, execute and deliver to Grantors or otherwise authorize the filing of such documents as Grantors shall reasonably request, including financing statement amendments to evidence such termination. Upon any disposition of property permitted by the Facilities Agreement, the Encumbrances granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. The Administrative Agent shall, at Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent, including financing statement amendments to evidence such release. In the event that all the Capital Stock of any Grantor that is a Subsidiary of Borrower shall be sold, transferred or otherwise disposed of in a transaction permitted by the Facilities Agreement, then, at the request of Borrower and at the expense of the Grantors, such Grantor shall be released from its obligations hereunder.

SECTION 10      STANDARD OF CARE; ADMINISTRATIVE AGENT MAY PERFORM. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein (except where the same is being contested in good faith by Borrower at a time when no Event of Default has occurred and is continuing), the Administrative Agent may (but shall not be obligated to) itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by each Grantor under Section 10(d) of the Facilities Agreement.

SECTION 11     MISCELLANEOUS. Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 26 of the Facilities Agreement. No failure or delay on the part of the Administrative Agent in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Administrative Agent and Grantors and their respective successors and permitted assigns. No Grantor shall, without the prior written consent of the Administrative Agent given in accordance with the Facilities Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Credit Documents embody the entire agreement and understanding between Grantors and the Administrative Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of an original manually executed counterpart of this Agreement.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).

[Signature pages follow]

IN WITNESS WHEREOF, each Grantor and the Administrative Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BETTER CHOICE COMPANY INC.

By:	/s/ Damian Dalla-Longa
Name:	Damian Dalla-Longa
Title:	CEO

TRUPET, LLC
By:

By:	/s/ Damian Dalla-Longa
Name:	Damian Dalla-Longa
Title:	CEO

HALO, PURELY FOR PETS INC.

By:	/s/ Werner von Pein
Name:	Werner von Pein
Title:	President & CEO

BONA VIDA, INC.
By:

By:	/s/ Damian Dalla-Longa
Name:	Damian Dalla-Longa
Title:	CEO

[Signature Page to Pledge and Security Agreement]

BRIDGING FINANCE INC.,
as the Administrative Agent

By:	/s/ Lekan Temidire
Name:	Lekan Temidire
Title:	Managing Director

[Signature Page to Pledge and Security Agreement]